Exhibit 21.1
SUBSIDIARIES OF LIONS GATE ENTERTAINMENT CORP.

100 Plus Productions, Inc.	NY
ABX Productions, Inc.	PA
All About Us Productions Inc.	CA
Arima, Inc.	DE
Artisan Entertainment Inc.	DE
Artisan Film Investors LLC	DE
Artisan Film Investors Trust	DE
Artisan Filmed Productions, Inc.	CA
Artisan Home Entertainment Inc.	DE
Artisan Pictures Inc.	DE
Artisan Releasing Inc.	DE
Associated Corp. Holdings, Ltd.	BVI
Babe Ruthless Productions, LLC	CA
Backseat Productions, LLC	CA
Baster Productions, LLC	CA
Biggest Loser Ltd.	United Kingdom
BD Optical Media, Inc.	DE
Blair Witch Films Partners Ltd.	FL
Blissful Productions Corp.	British Columbia
Blitz Productions Limited	United Kingdom
Blue Mountain State Productions Corp.	Canada (Federal)
Burrowers Productions, Inc.	CA
Category Ish, LLC	DE
Cornfield Productions, LLC	IA
Countryman Productions, LLC	CA
Crash Television Productions Inc	CA
Crash 2 Television Productions, Inc.	CA
Crick Pictures, LLC	CA
Cupid Productions, Inc.	PA
Dancing Elk Productions, LLC	CA
Dead Zone Production Corp.	British Columbia
Debmar-Mercury, LLC	CA
Debmar Studios, Inc.	CA
Debmar/Mercury (WW) Productions LLC	CA
Debmar/Mercury International, Ltd.	United Kingdom
Delish Television Development, LLC	DE
Delish Projects, LLC	DE
DJM Services, Inc.	CA
Dresden Files Productions Corp.	Ontario
Dresden Files Productions I Corp	Ontario
Dykehill Mine (Pvt) Ltd.	Zimbabwe
Exercise TV International, Inc.	DE
EZ Flix Inc.	DE
EZ Flix Productions Inc.	DE
Fear Itself Productions Corp.	Alberta
Film Holdings Co. Inc.	DE
Final Cut Productions Corp.	British Columbia
Five Days Productions Corp.	British Columbia
GC Films, Inc.	CA
GC Short Films, Inc.	CA
GLC New Enterprise Licensing LLC	CA

Going South Productions, LLC	CA
Golden Atlantic BV	Netherlands
Good Evel Productions, Inc	CA
Grey Matters Production Ltd.	United Kingdom
Grindstone Entertainment Group, LLC	CA
Harold Productions, LLC	LA
Heart Frank, Inc.	CA
Higher Post LLC	CA
Horsemen Productions, LLC	CA
Invisible Casting, Inc.	CA
IWC Productions, LLC	CA
JV1 Delish, LLC	DE
Kill Pit Productions Inc.	PA
Kumar Productions, LLC	LA
Landscape Entertainment Corp.	DE
Landscape Interactive Inc.	CA
Landscape Interactive Web Design	CA
Landscape Television	DE
LG Film Finance I, LLC	DE
LG Horror Channel Holdings LLC	DE
LG Pictures Inc.	DE
LG UK Film Ventures, LLC	CA
Lions Gate Australia Pty. Ltd.	Australia
Lions Gate Entertainment Inc.	DE
Lions Gate Films Inc.	DE
Lions Gate Films Licensing LLC	DE
Lions Gate Films of Puerto Rico, Inc	Puerto Rico
Lions Gate Films Production Corp.	Canada (Federal)
Lions Gate Home Entertainment UK Ltd.	United Kingdom
Lions Gate India, Inc	DE
Lions Gate International Sales, LLC	DE
Lions Gate Mandate Financing Vehicle, LLC	DE
Lions Gate Media Ltd.	United Kingdom
Lions Gate Music Corp.	British Columbia
Lions Gate Music Publishing LLC	DE
Lions Gate Music, Inc.	DE
Lions Gate Online Shop, Inc.	CA
Lions Gate Pennsylvania Inc.	PA
Lions Gate Pictures UK Ltd.	United Kingdom
Lions Gate Records, Inc.	CA
Lions Gate Spirit Holdings, LLC	DE
Lions Gate Television Development LLC	CA
Lions Gate Television, Inc.	DE
Lions Gate Tennessee, Inc.	TN
Lions Gate UK Ltd.	United Kingdom
Lions Gate X Productions, LLC	DE
Lions Gate X-US Productions, LLC	DE
LionsGate Channels, Inc.	DE
LOL Productions, Inc.	CA
Lucky 7 Productions Corp.	British Columbia
Mandate Development II, LLC	DE
Mandate Development LLC	DE
Mandate Films LLC	DE
Mandate Holdings LLC	DE
Mandate Music Publishing, LLC	DE
Mandate Pictures LLC	DE

Mandate Productions, LLC	DE
Manifest Entertainment, LLC	DE
Missing III Productions Corp.	Ontario
Mix Productions Limited	United Kingdom
Mother Productions Corp.	Ontario
MQP, LLC	DE
Needle Productions, Inc.	PA
Networks CTS, Inc	DE
Next Productions, Inc.	DE
NGC Films, Inc.	CA
Nurse Productions, Inc	NY
Passengers Productions, LLC	CA
Pearl River Holdings Corp.	British Columbia
PGH Productions, Inc.	PA
Planetary Productions LLC	CA
Playlist LLC	CA
Power Mongering Despot, Inc.	CA
Production Management Inc.	NM
Profiler Productions Corp.	Ontario
Psycho Productions Services Corp.	Ontario
Punisher Productions, Inc.	CA
PWG Productions, Inc.	CA
R & B Productions, Inc.	CA
Santa Stash, LLC	CA
Screening Room, Inc.	CA
Silent Development Corp.	DE
Skillpa Productions, LLC	CA
Skipped Parts Productions Inc.	Saskatchewan
South Exploration Services Ltd.	Trinidad
Spirit Film Productions, LLC	DE
SS3 Productions, Inc	PA
Sweat Productions, Inc	CA
Talk Productions Corp.	Ontario
Ted Productions, Inc.	CA
Terrestrial Productions Corp.	British Columbia
Tiger Gate Entertainment Ltd.	Hong Kong
Touch Productions Crop.	Canada (Federal)
Tough Trade Productions, Inc.	TN
TV Guide Entertainment Group, LLC	DE
TV Guide Entertainment Properties, LLC	DE
TV Guide Networks, LLC	DE
TV Guide Online Holdings, LLC	DE
TV Guide Productions, LLC	DE
TV Guide Services, LLC	DE
U.R.O.K. Productions Inc.	CA
Verdict Productions, Inc.	PA
Vestron Inc.	DE
Weeds Productions Inc.	CA
Wildfire 2 Productions Inc.	CA
Wildfire 3 Productions Inc.	CA
Wildfire 4 Productions Inc.	CA
Wildfire Productions Inc.	CA
Wilde Kingdom Productions Corp.	British Columbia